EXHIBIT 99.01

             COLONIAL COMMERCIAL CORP. ANNOUNCES ACQUISITION OF S&A
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                    SUPPLY AND AMENDED FINANCING ARRANGEMENT
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     HAWTHORNE, New Jersey (September 11, 2007) - Colonial Commercial Corp.
("Colonial") (OTC Bulletin Board: "CCOM," "CCOMP") today announced that it has completed the acquisition of the assets and certain liabilities of S&A Supply, Inc., a distributor of plumbing, heating and electrical fixtures and supplies. From its three locations in Great Barrington, Pittsfield and North Adams, Massachusetts, S&A serves markets in Massachusetts, Connecticut, New York and Vermont. S&A has about 50 employees. Its sales for the fiscal year ending December 31, 2006 were $15.1 million.

     The company also announced that its lending bank has increased the company's credit line by $10 million to $25 million.

     William Pagano, Chief Executive Officer of the company, said "The acquisition of S&A brings us the significant ability to offer our full line of quality heating and air conditioning equipment and accessories in the markets that S&A has serviced for more than 35 years with its plumbing, heating and electrical lines. We will also add S&A's electrical supplies and equipment lines to the markets we have been serving through our Universal Supply Group, The RAL Supply Group, and American/Universal Supply subsidiaries.

     Brian Mead, President of S&A Supply, said "This acquisition has the potential to bring strong growth and increased profitability to our business. In addition to sharing product lines with our new sister companies, our companies will continue to target expansion within their existing lines. This is an exciting opportunity for all of us."

     Colonial distributes heating, ventilating and air conditioning, ("HVAC"), equipment, parts and accessories, climate control systems, and plumbing and electrical supplies to HVAC contractors, primarily in the New York metropolitan area through its Universal Supply Group, Inc., www.usginc.com,
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American/Universal Supply Inc., www.ausupplyinc.com, The RAL Supply Group, Inc.,
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www.ralsupply.com, and S&A Supply, Inc., www.sasupplyinc.com, subsidiaries.
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These contractors purchase and install equipment and systems for residential, commercial and industrial users. The Company provides control system design, custom control panel fabrication, technical field support, in-house training and climate control consultation for engineers and installers. It is a leader in the design of direct digital control systems, and systems that control multi-location facilities through the Internet.

     The Company also distributes home appliances to dealer groups and appliance stores through its Goldman Universal division. Additionally, the Company offers water filtration systems, parts and accessories and other products through its e-commerce store, www.procontractorstore.com, operated by RAL. The Company is
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headquartered  in  New  Jersey,  and, with its affiliates, operates out of seven locations in New Jersey; nine in New York and one in Pennsylvania. For more information on Colonial Commercial Corp.'s operations, products and/or services, please visit www.colonialcomm.com.
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     Safe Harbor Statement: The foregoing press release may contain statements
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concerning Colonial Commercial Corp.'s financial performance, markets and business operations that may be considered "forward-looking" under applicable securities laws. Colonial cautions readers of this press release that actual results might differ materially from those projected in any forward-looking statements. Factors which might cause actual results to differ materially from any results that are projected in the forward-looking statements include the following: continued acceptance of the company's products in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the company's periodic report filings with the Securities and Exchange Commission. These and certain other factors which might cause actual results to differ materially from those projected are detailed from time to time in Colonial's periodic reports and registration statements filed with the Securities and Exchange Commission, which important factors are incorporated herein by reference. Colonial undertakes no obligation to update forward looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes in future operating results, financial condition or business over time.

FOR FURTHER INFORMATION, PLEASE CONTACT WILLIAM PAGANO, CHIEF
EXECUTIVE OFFICER, OR WILLIAM SALEK, CHIEF FINANCIAL OFFICER, AT (973) 427-8224.